UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 3, 2013, PricewaterhouseCoopers LLP (“PwC”) notified Ixia (the “Company”) of PwC’s decision to decline to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. PwC’s current appointment will terminate upon completion of its review of the Company’s condensed consolidated financial statements as of and for the quarter ended March 31, 2013 and the Company’s filing of the related Quarterly Report on Form 10-Q. The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) has commenced a process to select an accounting firm to serve as the Company’s new independent registered public accountant.

PwC’s audit reports on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2011 and December 31, 2012 and during the subsequent interim period through May 3, 2013, the Company had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such periods.

Except for two material weaknesses in the Company’s internal control over financial reporting as described by the Company in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2013 (the “2012 Form 10-K”), there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, that occurred during the Company’s two most recent fiscal years or during the subsequent interim period through May 3, 2013. The material weaknesses identified in the 2012 Form 10-K related to the Company’s not having designed (1) a control to compute and assess the significance of the difference between the Company’s revenue recognition practices for its warranty and software maintenance contracts and the revenue that would have been recognized using the appropriate accounting treatment and (2) a control to review changes to the Company’s previous implied warranty and software maintenance arrangement with one of its customers to properly determine the impact on revenue recognition when the implied arrangement ceased to exist. Because of these weaknesses, the Company’s management concluded, as reported in the 2012 Form 10-K, that the Company did not maintain effective internal control over financial reporting as of December 31, 2012. PwC, in its attestation report in the 2012 Form 10-K also reported that, in its opinion, the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2012. The Audit Committee has discussed these matters with PwC, and the Company has authorized PwC to respond fully to any inquiries by its successor once that firm has been appointed by the Audit Committee.

The Company is committed to improving and strengthening its internal control over financial reporting and, specifically, to fully remediating the two material weaknesses that existed at December 31, 2012. The Company has corrected in the consolidated financial statements in the 2012 Form 10-K the identified errors in the manner in which the Company recognizes revenue related to its warranty and software maintenance contracts and arrangements.

The Company has provided PwC with a copy of this Current Report on Form 8-K (this “Form 8-K”) and requested that PwC furnish the Company with a letter addressed to the Commission and stating whether PwC agrees with the statements made by the Company herein. A copy of PwC’s response letter is included as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter dated May 9, 2013 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: May 9, 2013	By:	/s/ Thomas B. Miller
Thomas B. Miller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated May 9, 2013 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission